Pope Resources Reports Fourth Quarter Net Loss Of $295,000

POULSBO, Wash., Feb. 5, 2013 /PRNewswire/ -- Pope Resources (NASDAQ: POPE) reported a net loss attributable to unitholders of $295,000, or $0.07 per diluted ownership unit, on revenue of $12.9 million for the quarter ended December 31, 2012. This compares to net income attributable to unitholders of $2.3 million, or $0.52 per diluted ownership unit, on revenue of $17.8 million for the comparable period in 2011.

Net loss attributable to unitholders for the year ended December 31, 2012 totaled $4.7 million, or a $1.11 loss per diluted ownership unit, on revenue of $54.0 million. Net income for the corresponding period in 2011 totaled $8.8 million, or $1.94 per diluted ownership unit, on revenue of $57.3 million. Results for 2012 were impacted by a $12.5 million charge for environmental remediation liabilities at Port Gamble, Washington. Adjusted net income, which excludes the environmental charge of $12.5 million, was $7.8 million, or $1.72 per diluted ownership unit, for the year ended December 31, 2012.

Cash provided by operations for the quarter ended December 31, 2012 was $4.3 million, compared to $7.4 million for the fourth quarter of 2011. For the year ended December 31, 2012, cash provided by operations was $16.2 million, compared to $21.7 million in 2011.

"Notwithstanding the net loss for the year, driven by the $12.5 million increase in our Port Gamble environmental accrual, we are excited about the performance and future growth prospects in each of our operating segments," said David L. Nunes, President and CEO. "Log prices in 2012 fell short of 2011 levels when we saw surging exports to China result in price spikes across a number of log sorts. However, improving domestic demand brought about by stronger export lumber markets and gradually improving U.S. housing starts resulted in a more balanced log market between the export and domestic sectors. We had three significant transactions in our real estate segment this year, capped off in the fourth quarter with the first of what we expect to be a string of real estate sales over the next few years from our Gig Harbor project, which continues to attract interest on the part of national homebuilders. Finally, our third private equity timber fund, which closed on $180 million of committed capital in the third quarter, completed its first acquisition during the fourth quarter, deploying $45 million, or 25% of the fund's committed capital."

Fee Timber operating income for the fourth quarter of 2012 was $1.6 million compared to $5.5 million for the fourth quarter of 2011. This decrease in segment operating income was due to the combined impact of a 38% drop in harvest volume, which decreased from 29 million board feet (MMBF) in the fourth quarter of 2011 to 18 MMBF in the comparable 2012 period, and a 5% decline in average realized log price from $565 per thousand board feet (MBF) for the fourth quarter of 2011 to $538 per MBF for the current quarter. Historically, our fourth quarter log production is often relatively light as a function of the front-loading of annual harvest volumes into the earlier part of the year. The fourth quarter of 2011 broke significantly from this pattern as a result of incorporating harvest volume from timber fund properties acquired in 2010, mild weather, and a decision to dip into harvest volumes that had been deferred during the depths of the 2008-2010 economic downturn. The proportion of fourth quarter harvest from timber fund properties was 61% in 2012 and 52% in 2011 and, given the significantly higher depletion rate applied to harvest volume from timber fund properties, this additional depletion expense was a contributing factor in explaining the drop in Fee Timber operating income between the fourth quarters of 2012 and 2011.

Fee Timber operating income for 2012 declined 30% to $11.9 million in 2012 from $16.9 million in 2011. Nearly $765,000 of this segment's 2012 operating income is attributable to a 4.4 MMBF timber deed sale on one of the Partnership's tree farms in the second quarter of 2012. Both harvest volume and log price realization metrics cited below exclude this timber deed sale unless specifically stated otherwise. Excluding the $765,000 impact of the timber deed sale mentioned above that had no counterpart in 2011, the year-over-year decrease in segment operating income was driven by the combined effect of a $30 per MBF, or 5%, drop in average realized log price, which fell from $567 per MBF in 2011 to $537 per MBF in 2012, coupled with an 11% drop in harvest volume, which decreased from 90 MMBF in 2011 to 80 MMBF in 2012. To a moderate degree, the 2012 year-to-date results were positively impacted due to the fact that the percentage of harvest from timber fund properties, which carry a higher depletion rate, decreased from 44% in 2011 to 40% in 2012.

As mentioned above, our average realized log price for 2012 decreased $30 per MBF, or 5%, from $567 per MBF in 2011 to $537 per MBF in 2012. Within this total, Douglas-fir log prices decreased $27 per MBF, or 4%, from $609 per MBF in 2011 to $582 per MBF in 2012, while whitewoods decreased $46 per MBF, or 8%, from $546 per MBF in 2011 to $500 per MBF in 2012. Across all species, export log prices dropped $37 per MBF, or 6%, from $628 per MBF in 2011 to $591 per MBF in 2012. In addition, while there was a healthy spread of 11%, or $63 per MBF, between export and domestic log market pricing in 2011, that spread has narrowed to 6%, or $32 per MBF, in 2012. This narrowing of the export log premium is due in part to a higher percentage of high-quality logs sold to domestic mills specializing in cutting lumber for the Japanese export market.

Our Timberland Management & Consulting (TM&C) segment generates revenue through the management of three private equity timber funds, which are consolidated into the Partnership's financial statements due to the Partnership's role as general partner or managing member of the funds. Consolidating these funds into the Partnership's financial statements results in the elimination of all management fees earned by the Partnership, with a corresponding decrease in operating expenses in the Fee Timber segment. With the first property acquisition from our third fund that closed late in the fourth quarter of 2012, our three funds collectively own 80,000 acres and have $231 million in assets under management. Following the third quarter close of our third fund and the fourth quarter acquisition of its first property, this fund has $134 million of the original $180 million capital commitment remaining to invest. Our portion of this remaining capital commitment is $6.7 million, which will be drawn down as properties are acquired over the fund's three-year drawdown period.

After eliminating $2.2 million and $2.4 million of timber fund management fees for the years ended December 31, 2012 and December 31, 2011, respectively, TM&C had $7,500 of reportable revenue in 2012 but none in 2011. Operating losses generated by the TM&C segment for the years ended December 31, 2012 and 2011 totaled $1.6 million and $1.5 million, respectively, after eliminating revenue earned from managing the funds.

Our Real Estate segment posted an operating loss of $371,000 for the quarter ended December 31, 2012, compared to an operating loss of $763,000 for the comparable period in 2011. Results for the current quarter included the partial recognition of revenue from a $3.3 million sale of an 11.5-acre multi-family residential land in our Gig Harbor project plus two rural land sales that totaled $780,000 for 239 acres. We deferred over half the revenue on the Gig Harbor sale because we have post-closing obligations related to the sale that we do not expect to be completed until sometime in mid-2013. Results for the corresponding quarter in 2011 included a $480,000 conservation easement sale on 255 acres plus one small rural land sale for $42,000.

For the full year 2012, the Real Estate segment generated an operating loss of $11.1 million on revenue of $8.5 million, which included a $12.5 million second quarter accrual for environmental remediation liabilities, compared to an operating loss of $349,000 on $4.5 million of revenue for the comparable period in 2011 that also included a much smaller environmental remediation accrual of $977,000. Year-to-date results for this segment in 2012 included the aforementioned fourth quarter sales, a $2.9 million sale of two acres underlying our Poulsbo headquarters building, a 1,852-acre conservation easement sale for $1.2 million, and two rural residential land sales totaling $719,000 for 204 acres. Results in 2011 reflected a 386-acre conservation land sale that generated $2.0 million of revenue, a $480,000 conservation easement sale on 255 acres, plus six rural residential lot and residential plat transactions totaling $901,000 across 107 acres.

General & Administrative expenses for both 2012 and 2011 were $4.2 million.

Looking forward to 2013, we expect log prices to strengthen relative to 2012 primarily due to improving demand from domestic sawmills looking to supply a slow but steady increase in U.S. housing starts. As housing starts continue to improve, we expect domestic lumber producers to gradually increase operating rates, and thus demand for logs. We anticipate that harvest volumes in 2013 will increase modestly to approximately 84 to 86 MMBF, representing a slight increase from the 84 MMBF harvested in 2012 (including the 4.4 MMBF timber deed sale in the second quarter).

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 196,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three timberland investment funds, for which we earn management fees. These timberland investment vehicles provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing these vehicles for the third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include our ability accurately to estimate the cost of ongoing and changing environmental remediation obligations, conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; our ability to consummate proposed or contracted transactions in a manner that will yield revenues; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(all amounts in $000's, except per unit amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Revenues	$12,854	$17,809	$54,043	$57,274
Costs and expenses:
Cost of sales	(8,675)	(10,305)	(30,831)	(31,149)
Operating expenses	(4,495)	(3,482)	(15,696)	(14,301)
Real estate environmental remediation	-	(631)	(12,500)	(977)
Operating income (loss)	($316)	$3,391	($4,984)	$10,847
Interest income	7	10	26	42
Interest expense	(514)	(484)	(2,077)	(2,158)
Capitalized interest	167	118	591	432
Income (loss) before income taxes	(656)	3,035	(6,444)	9,163
Income tax expense	(17)	(78)	(352)	(236)
Net income (loss)	(673)	2,957	(6,796)	8,927
Net loss (income) attributable to noncontrolling interests	378	(608)	2,087	(173)
Net income (loss) attributable to Pope Resources' unitholders	($295)	$2,349	($4,709)	$8,754

Average units outstanding - Basic	4,356	4,329	4,351	4,323
Average units outstanding - Diluted	4,356	4,331	4,351	4,325

Basic net income (loss) per unit	($0.07)	$0.52	($1.11)	$1.94
Diluted net income (loss) per unit	($0.07)	$0.52	($1.11)	$1.94

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	December 31, 2012				December 31, 2011

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$2,517	$1,262	$-	$3,779	$2,653
Other current assets	3,274	691	(490)	3,475	4,064
Total current assets	5,791	1,953	(490)	7,254	6,717
Timber and roads, net	34,189	149,098	-	183,287	154,236
Timberlands	14,889	26,312	-	41,201	34,130
Buildings and equipment, net	6,154	-	-	6,154	6,019
Land held for development	29,039	-	-	29,039	28,413
Investment in ORM Timber Funds	27,954	-	(27,954)	-	-
Other assets	453	111	-	564	893
Total	$118,469	$177,474	($28,444)	$267,499	$230,408
Liabilities and equity:
Current liabilities	5,924	$1,413	($490)	$6,847	5,024
Current portion of long-term debt	100	34	-	134	32
Current portion of environmental remediation	750	-	-	750	240
Total current liabilities	6,774	1,447	(490)	7,731	5,296
Long-term debt	32,699	11,002	-	43,701	45,793
Environmental remediation	13,193	-	-	13,193	1,964
Other long-term liabilities	233	-	-	233	197
Total liabilities	52,899	12,449	(490)	64,858	53,250
Partners' capital	65,570	165,025	(166,372)	64,223	75,759
Noncontrolling interests	-	-	138,418	138,418	101,399
Total	$118,469	$177,474	($28,444)	$267,499	$230,408

RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS AND
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS
(all amounts in $000's)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Reported GAAP net income (loss) attributable to unitholders	($295)	$2,349	($4,709)	$8,754
Added back:
Environmental remediation	-	631	12,500	977
Adjusted Net income (loss) attributable to unitholders*	($295)	$2,980	$7,791	$9,731

RECONCILIATION BASIC AND DILUTED NET INCOME (LOSS) PER UNIT AND
ADJUSTED BASIC AND DILUTED NET INCOME (LOSS)
(all amounts in $000's)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Reported GAAP basic and diluted net income (loss) per unit	($0.07)	$0.52	($1.11)	$1.94
Added back:
Environmental remediation	-	0.14	2.83	0.22
Adjusted Basic and diluted net income (loss) per unit*	($0.07)	$0.66	$1.72	$2.16

*Pursuant to Regulation G, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors to understand operating results excluding environmental charges.

RECONCILIATION BETWEEN NET INCOME (LOSS) AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Net income (loss)	($673)	$2,957	($6,796)	$8,927
Added back:
Depletion	2,805	4,290	10,019	11,908
Depreciation and amortization	407	175	1,232	701
Equity-based compensation	111	162	740	900
Capitalized development activities, net of reimbursements	(836)	(150)	(2,152)	(893)
Deferred taxes	221	100	97	90
Excess tax benefit from equity-based compensation	(220)	(96)	(220)	(96)
Cost of land sold	1,144	2	1,492	112
Gain on sale of land underlying corporate headquarters and fixed assets	(1)	-	(2,753)	-
Change in operating accounts	1,321	(50)	14,550	11
Cash provided by operations	$4,279	$7,390	$16,209	$21,660

SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Revenues:
Partnership Fee Timber	$4,392	$8,396	$28,858	$30,980
Funds Fee Timber	5,827	8,576	16,681	21,749
Total Fee Timber	10,219	16,972	45,539	52,729
Timberland Management & Consulting (TM&C)	7	-	7	-
Real Estate	2,628	837	8,497	4,545
Total	12,854	17,809	54,043	57,274
Operating income (loss):
Fee Timber	1,614	5,548	11,853	16,899
TM&C	(389)	(398)	(1,568)	(1,515)
Real Estate	(371)	(763)	(11,099)	(349)
General & administrative	(1,170)	(996)	(4,170)	(4,188)
Total	($316)	$3,391	($4,984)	$10,847

SELECTED STATISTICS

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	10.6	20.0	51.1	55.2
Whitewood	4.5	3.8	15.4	18.0
Cedar	0.2	0.4	0.8	1.4
Hardwood	0.5	0.5	2.4	2.4
Pulpwood
All species	2.3	4.5	10.2	13.2
Total	18.1	29.2	79.9	90.2

Log and timber deed sale volumes by destination (million board feet):
Export	5.9	8.5	20.2	40.6
Domestic	9.4	15.7	47.1	34.0
Hardwood	0.5	0.5	2.4	2.4
Pulpwood	2.3	4.5	10.2	13.2
Subtotal log sale volumes	18.1	29.2	79.9	90.2
Timber deed sale	-	-	4.4	-
Total	18.1	29.2	84.3	90.2

Average price realizations by species (per thousand board feet):
Sawlogs
Douglas-fir	601	603	582	609
Whitewood	517	534	500	546
Cedar	925	799	1,020	923
Hardwood	528	623	581	573
Pulpwood
All species	266	398	318	383
Overall	538	565	537	567

Average price realizations by destination (per thousand board feet):
Export	598	642	591	628
Domestic	568	570	559	565
Hardwood	528	623	581	573
Pulpwood	266	398	318	383
Overall log sales	538	565	537	567
Timber deed sale	-	-	231	-

Owned timber acres	113,000	114,000	113,000	114,000
Acres owned by Funds	80,000	61,000	80,000	61,000
Capital and development expenditures ($000's)	1,898	1,328	4,457	6,013
Depletion ($000's)	2,805	4,290	10,019	11,908
Depreciation and amortization ($000's)	407	175	1,232	701

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q4 2012 vs.	Q4 2012 vs.
	Q4 2011	Q3 2012
Net income (loss) attributable to Pope Resources' unitholders:
4th Quarter 2012	($295)	($295)
3rd Quarter 2012		3,675
4th Quarter 2011	2,349
Variance	($2,644)	($3,970)

Detail of earnings variance:
Fee Timber
Log volumes (A)	($6,288)	$520
Log price realizations (B)	(489)	236
Production costs	1,571	(265)
Depletion	1,485	(724)
Other Fee Timber	(213)	192
Timberland Management & Consulting
Other Timberland Mgmt. & Consulting	9	(17)
Real Estate
Land and conservation easement sales	580	(452)
Sale of land underlying corporate office	-	(2,726)
Other Real Estate	(819)	(154)
Environmental remediation costs	631	-
General & administrative costs	(174)	(338)
Net interest expense	16	12
Taxes	61	184
Noncontrolling interest	986	(438)
Total variance	($2,644)	($3,970)

(A)	Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B)	Price variance calculated by extending the change in average realized price by current period volume.

CONTACT: Tom Ringo, VP & CFO, 360.697.6626, Fax 360.697.1156